UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
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the Securities Exchange Act of 1934

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Tilray Brands, Inc.
(Name of Registrant as Specified in its Charter)

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Tilray-December-Letter-PRINTFILE.pdf 1 12/28/22 5:11 PM  TILRAY NEEDS YOUR ACTION. Tilray Brands has had to adjourn its Annual Meeting of Stockholders a second time because we do not yet have sufficient participation from our stockholders. The annual meeting is now scheduled for January 18, 2023. Any delay to our Annual Meeting increases our costs and takes the time and attention of our management team away from running the business. By voting, you will be helping the Company avoid further expense and distraction. It is critical that you vote today. The changes we are proposing at the Annual Meeting will help simplify our capital structure and protect our stockholders. These changes will not dilute our stockholders or increase our number of outstanding shares; they are a matter of good corporate governance. PLEASE VOTE NOW using one of the below methods: VOTE BY INTERNET Go to ProxyVote.com and enter the Control Number found on your voting instruction form to vote your shares. VOTE BY PHONE Call 1-800-690-6903 at any time. Please have your Control Number ready.   VOTE BY MAIL Mark, sign and date your ballot and return it in the postage-paid envelope provided. If you have any questions, or need any assistance in voting your shares, please contact Morrow Sodali LLC at (800) 449-0910 toll-free in the U.S. and Canada or (203) 658-9400 or by email at TLRY@info.morrowsodali.com.